UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2007 (June 11, 2007)

CHINA MINERALS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices)

(86) 371-64059818
Registrant’s Telephone Number, Including Area Code:

POINT ACQUISITION CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 25, 2007, the board of directors of Point Acquisition Corporation, a Nevada corporation (the "Company") and Halter Financial Investments, L.P., the record holder 70.5% of the Company’s issued and outstanding common stock, approved, by written consent, an amendment of the Company’s Articles of Incorporation (the "Amendment") to change the Company’s name to "China Minerals Technologies, Inc."

On June 11, 2007, the Amendment was filed with the Secretary of State of the State of Nevada and became effective. The new CUSIP number for the Company’s common stock is 16950A103. The Company’s common stock will be quoted on the Over The Counter Bulletin Board under the new symbol "CMIT.OB". The Amendment and the Company’s press release regarding the name change are attached hereto as Exhibit 3.1 and Exhibit 99, respectively, and are incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on June 11, 2007.

99.1	Press Release of China Minerals Technologies, Inc., dated June 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Minerals Technologies, Inc.

Date: June 13, 2007

/s/ Shunqing Zhang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on June 11, 2007.

99.1	Press Release of China Minerals Technologies, Inc., dated June 13, 2007.